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                                                                   EXHIBIT 10.15

                              CONSULTING AGREEMENT


                  THIS AGREEMENT is entered into as of February 14, 2002, by and between Michael G. Hartman ("Consultant") and TSI Telecommunication Services Inc., a Delaware corporation (the "Company"). The Company and Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

                  Consultant has been an employee, officer and director of the Company, and as such, possesses special knowledge, abilities and experience regarding the business of the Company. The Company and TSI Telecommunication Holdings, Inc., a Delaware corporation ("Holdings"), are parties to an Amended and Restated Agreement of Merger, dated as of January 14, 2002, as amended (the "Purchase Agreement"), whereby Holdings will acquire all of the outstanding stock of the Company (the "Acquisition"). Upon the Acquisition becoming effective, the Company desires to obtain the services of Consultant to consult with and perform services as an independent contractor for the Company with respect to its businesses, and Consultant desires to provide services to the Company upon the terms and conditions set forth in this Agreement.

                  In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

    1. CONSULTING SERVICES. The Company hereby engages Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement, for a period commencing on the Closing Date (as defined in the Purchase Agreement) and terminating on the first anniversary of the Closing Date (the "Consulting Period"). During the Consulting Period Consultant shall (i) not have any authority to bind or act on behalf of the Company, and (ii) provide such consulting services as the Company may reasonably request in connection with the transition to ownership by Holdings and in the creation of strategic analyses and plans. Without in any way limiting clause (i) above, during the Consulting Period Consultant may retain the title of President of the Company until such time as the board of directors of the Company deems it advisable to give Consultant a different title.

    2. COMPENSATION; REIMBURSEMENT. In consideration of Consultant's consulting services set forth in paragraph 1 above and in consideration of the non-competition covenant set forth in paragraph 5 below, the Company shall pay to Consultant $215,500 (the "Consulting Payment"), of which $172,400 shall be paid on January 15, 2003 and $43,100 on February 15, 2003. Consultant shall not be entitled any fringe benefits, severance or perquisites from the Company. The Company shall reimburse Consultant for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time

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         to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

    3. CONFIDENTIAL INFORMATION. Consultant acknowledges that the information, observations and data relating to the business of the Company and its subsidiaries which Consultant has obtained as an employee, officer and director of the Company or shall obtain during the course of his association with the Company and his performance under this Agreement are the property of the Company. Consultant agrees that he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board of Directors of the Company (the "Board"), unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's acts or omissions. Consultant shall deliver to the Company at the end of the Consulting Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, electronic data, printouts and software and other documentation (and copies thereof) relating to the business of the Company and its subsidiaries which Consultant may then possess or have under his control.

    4. INVENTIONS AND PATENTS. Consultant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the actual or anticipated business, research and development or existing or future products or services of the Company and its subsidiaries and which are conceived, developed or made by him during the Consulting Period ("Work Product") belong to the Company. Consultant shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after the Consulting Period) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

    5.   NON-COMPETITION.

         (a) In further consideration of the compensation to be paid to Consultant hereunder, Consultant agrees that during period beginning on the Closing Date and ending on the first anniversary of the Closing Date (the "Non-Competition Period"), he shall not, directly or indirectly, either for himself or for any other person, partnership, corporation or company, permit his name to be used by or participate in any business or enterprise identical to or similar to any such business which is engaged in by the Company or its subsidiaries as of the date of this Agreement and which is located anywhere in the world. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether

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                  as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "participate" shall not include ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Consultant agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

         (b) During the Non-Competition Period, Consultant shall not knowingly (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave their employ or in any way interfere with the relationship between the Company or any of its subsidiaries and any of their employees, (ii) hire any person who was an employee of the Company or any subsidiary at any time during the Consultant's employment with the Company or (iii) induce or attempt to induce any supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with them or in any way interfere with the relationship between the Company or any of its subsidiaries and any such person or business relation.

         (c) The Parties hereto agree that the Company would suffer irreparable harm from a breach by Consultant of any of the covenants or agreements contained herein. In the event of an alleged or threatened breach by the Consultant of any of the provisions of this paragraph 5, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Competition Period by a period equal to the length of the violation of this paragraph 5). In the event of an alleged breach or violation by Consultant of any of the provisions of this paragraph 5, the Non-Competition Period described above shall be tolled until such alleged breach or violation has been duly cured. Consultant agrees that these restrictions are reasonable.

         (d) If, at the time of enforcement of any of the provisions of paragraph 5, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

         (e) Consultant agrees that the covenants made in paragraph 5(a) shall be construed as an agreement independent of any other provision of this Agreement and shall

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                  survive any order of a court of competent jurisdiction
                  terminating any other provision of this Agreement.

    6. TAX RETURNS. Consultant shall file all tax returns and reports required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation
         Section 31.3121(d)-1(c)(2), and Consultant shall indemnify the Company for the amount of any employment taxes paid by the Company as the result of Consultant not withholding employment taxes from the Consulting Payment.

    7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and his legal representatives and assigns; provided that in no event shall Consultant's obligations to perform future services for the Company be delegated or transferred by Consultant without the prior written consent of the Company (which consent may be withheld in its sole discretion). The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of Acquisition, consolidation or transfer or sale of all or substantially all of the assets of the Company.

    8. MODIFICATION OR WAIVER. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

    9. GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

    10. SEVERABILITY. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under

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         such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenant contained in paragraph 5(a) hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

    11. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

    12. CONSULTANT'S REPRESENTATIONS. Consultant represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) other than the Separation Agreement and Release with Verizon Communications Inc., he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms.

    13. NOTICE. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office mail, postage prepaid, addressed to the other Party hereto at his or its address shown below:

                  IF TO THE COMPANY:

                  TSI Telecommunication Services Inc.
                  201 N. Franklin Street, Suite 700
                  Tampa FL 33602
                  Attn:  Rob Garcia, General Counsel
                  Fax:   813-273-3430

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                  with a copy to:

                  GTCR Golder Rauner, LLC
                  6100 Sears Tower
                  Chicago IL 60606
                  Attn:  David A. Donnini
                         Collin E. Roche
                  Fax:   312-382-2201

                  and

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago IL 60601
                  Attn:  Stephen L. Ritchie
                  Fax:   312-861-2200

                  IF TO CONSULTANT:

                  Michael G. Hartman

                  _______________________

                  _______________________

                  Fax: __________________

         or at such other address as such Party may designate by ten days advance written notice to the other Party.

    14. CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

    15. COUNTERPARTS. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

                                     * * * *


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  TSI TELECOMMUNICATION SERVICES INC.


                                  By:  /s/ G. Edward Evans

                                  Its: G. Edward Evans


                                  /s/ Michael G. Hartman
                                  MICHAEL G. HARTMAN


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